UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, Ms. Beth Altman was appointed to the Board of Directors (the “Board”) of Allscripts Healthcare Solutions, Inc. (the “Company”), to hold office until the Company’s next annual meeting of stockholders.  Ms. Altman will serve on the Audit Committee of the Board.

Ms. Altman, age 49, has over 25 years of experience in accounting, finance, management, business development, strategic planning and corporate governance at accounting firm KPMG.  Most recently and until her retirement on September 2019, Ms. Altman served as an Office Managing Partner, where she successfully led a team of over 260 professionals and 23 partners, providing an array of assurance, tax and advisory services to public and private companies across all industry sectors.  Additionally, Ms. Altman served as the lead audit partner for numerous early-stage, middle-market and large global clients in the public and private markets, predominantly in the life sciences, consumer markets and technology sectors.  Since October 2019, Ms. Altman has served on the board of directors and on the audit committee of CV Sciences, Inc., which trades on the OTC:QB Marketplace.  Ms. Altman also served as a board member of the Corporate Directors Forum, a 501(c)(6) nonprofit organization focused on helping directors, and those who support them, build more effective boards through continuous learning and peer networking. She also held a leadership position in the San Diego Chapter of Women Corporate Directors, the world’s largest membership organization and community of today’s preeminent women leaders in business.

There are no arrangements or understandings between Ms. Altman and any other persons pursuant to which Ms. Altman was selected as a director, and there are no transactions in which Ms. Altman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Altman will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock.  For a description of the Company’s director compensation programs, see “Compensation of Directors” in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders held on May 21, 2020, filed with the U.S. Securities and Exchange Commission on April 6, 2020.

Item 7.01Regulation FD Disclosure

On June 2, 2020, the Company issued a press release announcing the appointment of Ms. Beth Altman to serve as a director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.Financial Statements and Exhibits

(d)	Exhibits.

 The following exhibits are furnished herewith:

Exhibit No.	Description
99.1 104	Press release issued by Allscripts Healthcare Solutions, Inc. on June 2, 2020 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: June 2, 2020	By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary